UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2004

Guilford Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23736	52-1841960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6611 Tributary Street, Baltimore, Maryland		21224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-631-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2004, Guilford Pharmaceuticals Inc. ("Guilford") entered into and consummated a purchase and sale agreement with BioMed Realty, L.P., an affiliate of BioMed Realty Trust, Inc., a real estate investment trust (together with its affiliates, "BioMed"), for the sale and leaseback of its facilities in Baltimore, Maryland. Pursuant to the terms of this purchase and sale agreement, BioMed purchased Guilford’s research and development facility directly from Guilford and Guilford assigned to BioMed rights Guilford held under a separate purchase agreement with the owners of its headquarters facility (the "Purchase Agreement") to acquire this facility. Guilford had occupied the headquarters facility under a long-term lease arrangement with its former owners. The total consideration paid to Guilford pursuant to its agreement with BioMed was approximately $25 million, from which Guilford received net proceeds of approximately $19.4 million after payment to the former owners of its headquarters facility of the purchase price under the Purchase Agreement and after the deduction of certain other transaction related costs and expenses.

As a part of transaction, Guilford entered into a fifteen year lease with BioMed for each facility. Each lease provides Guilford with two 10-year renewal terms. Base annual rent for the facilities is $2,625,000, which amount will increase by 3% each year. Under the terms of the leases, Guilford paid BioMed a security deposit of approximately $1.3 million. Additionally, because the leases were "absolute net" leases, Guilford will also pay for all of the costs associated with the operation of the facilities, including costs such as insurance, taxes and maintenance. The foregoing summary is subject to, and qualified in its entirety by, the terms of the purchase and sale agreement and the leases, attached hereto as Exhibits 2.1, 10.1 and 10.2, the terms of which are incorporated herein by reference.

On December 17, 2004, the Company issued a press release regarding the sale/leaseback of the facilities. The Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

The terms of the sale and leaseback transaction were determined through arm's length negotiations among representatives of the parties. Neither Guilford nor any of its affiliates had, nor to the knowledge of Guilford did any director or officer of Guilford or any associate of any director or officer of Guilford have, any material relationship with BioMed.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1 Agreement of Purchase and Sale, dated December 17, 2004, between Guilford Pharmaceuticals Inc. and BioMed Realty, L.P.

10.1 Amended and Restated Single Tenant Absolute Net Lease, dated December 17, 2004, between BMR-6611 Tributary Street LLC and Guilford Pharmaceuticals Inc.

10.2 Amended and Restated Single Tenant Absolute Net Lease, dated December 17, 2004, between Guilford Real Estate Trust 1998-1 and Guilford Pharmaceuticals Inc.

99.1 Press Release dated December 17, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

December 22, 2004	By:	Asher M. Rubin

Name: Asher M. Rubin
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2..1	Agreement of Purchase and Sale, dated December 17, 2004, between Guilford Pharmaceuticals Inc. and BioMed Realty, L.P.
10..1	Amended and Restated Single Tenant Absolute Net Lease dated December 17, 2004 between BMR-6611 Tributary Street LLC and Guilford Pharmaceuticals Inc.
10..2	Amended and Restated Single Tenant Absolute Net Lease dated December 17, 2004 between Guilford Real Estate Trust 1998-1 and Guilford Pharmaceuticals Inc.
99..1	Press Release dated December 17, 2004.